UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2008

MONUMENT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-15528	84-1028449
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2050 South Oneida Street, Suite 106
Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 692-9468

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
              APPOINTMENT OF PRINCIPAL OFFICERS

James J. Benner, who was elected to fill a vacancy on the Registrant’s Board of Directors on March 5, 2008, was elected as its Vice President of Operations and Corporate Secretary on March 31, 2008.  From 1983 to 2001, Mr. Benner, age 59, was an employee and later General Manager and President of North American Resources Company, an oil and gas subsidiary of Montana Power Company.  From 2001 to 2002 he was Vice President of Operations of Pan Canadian Oil Company, a large independent oil and gas producer.  From 2002 to 2003 he was a Vice President of ENCANA Corporation, another large independent oil and gas producer with worldwide operations.  From 2003 until joining the Registrant in 2008, he was involved in a number of charitable and personal business activities.  Mr. Benner has a B.S. degree in Petroleum Engineering from Montana College of Mineral Science and Technology which he received in 1971.

Prior to Mr. Benner’s election as a director, he did not have any affiliation or relationship with the Registrant.  Mr. Benner is one of four members of MNB Energy, LLC, a Colorado limited liability company that purchased 2,000,000 units of common stock and warrants issued by the Registrant on March 5, 2008 as more fully described in Item 1.01 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENT RESOURCES, INC.

Date:  April 1, 2008                                            By:   /s/ A.G. Foust
        A.G. Foust, President